UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 14, 2026

MANNATECH, INCORPORATED
(Exact Name of Registrant as Specified in its Charter)

Texas	000-24657	75-2508900
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1410 Lakeside Parkway, Suite 200
Flower Mound, Texas 75028
(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code: (972) 471-7400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	MTEX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Nasdaq Deficiency.

On April 20, 2026, Mannatech, Incorporated (the “Company”) received a letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it was not in compliance with the minimum stockholders’ equity requirement of $2,500,000 for continued listing on the Nasdaq Capital Market under Nasdaq Listing Rule 5550(b)(1) (the “Rule”), as previously disclosed in the Company’s Current Report on Form 8-K filed on or about April 24, 2026. At that time, the Company’s stockholders’ equity, as reported in its Annual Report on Form 10-K for the year ended December 31, 2025, was $(5,223,000). As of June 30, 2026, the Company’s stockholders’ equity, as reported in its Quarterly Report on Form 10-Q for the quarter then ended, was $(4,970,000).

Description of the Transaction.

Subsequent to the quarter ended September 30, 2026, the Company has entered into a share purchase agreement pursuant to which the Company acquires 100% direct ownership of Mannatech Swiss Holdings GmbH (“Swiss Holdings”), previously held indirectly through Mannatech (Gibraltar) Holdings Limited (the “Transaction”). Based on the ruling received from the Swiss Federal Tax Administration, the Transaction and resulting direct ownership qualifies distributions from Swiss Holdings for a reduced 5% withholding tax rate under Article 10(2)(a) of the income tax treaty between the United States and Switzerland, in place of the higher withholding rates previously applicable to certain of the Company’s foreign unremitted earnings.

Affirmative Statement Regarding Compliance.

As of the date of this report, the Company believes, based on the Transaction and other matters described above, that it has regained compliance with the stockholders’ equity requirement of the Rule.

The foregoing reflects management’s current assessment. The financial information underlying this assessment is presented on a pro forma basis, calculated by applying management’s reassessment of the Company’s deferred tax liability related to unremitted foreign earnings, on a jurisdiction-by-jurisdiction basis, to the Company’s stockholders’ equity as reported in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2026. This pro forma adjustment will be reviewed by the Company’s independent registered public accounting firm in connection with the preparation of the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2026, which the Company expects to file on or before November 16, 2026. There can be no assurance that Nasdaq will concur with the Company’s assessment, that the Company will regain or maintain compliance with the Rule, or that the Company’s common stock will continue to be listed on the Nasdaq Capital Market.

Continued Nasdaq Monitoring.

Nasdaq has advised the Company that it will continue to monitor the Company’s ongoing compliance with the stockholders’ equity requirement of the Rule. If, at the time of the Company’s next periodic report — its Annual Report on Form 10-K for the year ending December 31, 2026 — the Company does not evidence compliance with the Rule, the Company may be subject to delisting, subject to its right to appeal any such determination to a Nasdaq Hearings Panel.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s belief that it has regained compliance with Nasdaq Listing Rule 5550(b)(1), the anticipated tax treatment of distributions from Swiss Holdings, and the Company’s ability to maintain compliance with the Rule going forward. These statements are based on management’s current expectations and are subject to risks and uncertainties that could cause actual results to differ materially, including changes in the Company’s financial condition, the results of the Company’s quarter-end closing and review procedures, the outcome of the independent auditor’s review and outside tax counsel’s review of the matters described above, Nasdaq’s determination regarding the Company’s compliance, and other risks described in the Company’s filings with the SEC. The Company undertakes no obligation to update any forward-looking statement except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	October 14, 2026	MANNATECH, INCORPORATED

		By:	/s/ Yasir Haider
Yasir Haider
Chief Financial Officer